UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 3, 2025, the Compensation Committee of the Board of the Company amended the terms of Parth Mehrotra’s employment agreement. Mr. Mehrotra will (1) receive an annual base salary of $650,000 effective March 24, 2025, (2) be eligible for an annual performance bonus of up to 125% of his base salary starting with the 2025 performance year and (3) be eligible for an annual long-term incentive award with a target value of $8,000,000 starting with the award to be made in 2025. The foregoing summary is qualified in its entirety by reference to the fifth amendment to Mr. Mehrotra’s employment agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit No.	Description
10.1	Mehrotra Fifth Amendment to Employment Agreement, dated March 3, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: March 7, 2025	By:	/s/ David Mountcastle

Name: David Mountcastle
Title: Executive Vice President, Chief Financial Officer and Authorized Officer